Exhibit 1.1

Aina Le’a, Inc.

2,000,000 Shares of Common Stock
$0.001 par value per share

PLACEMENT AGENCY AGREEMENT

July 8, 2015

Newbridge Securities Corporation
5200 Town Center Circle
Tower 1, Suite 306
Boca Raton, FL  33486
Attention:   Bruce Jordan, Managing Director – Investment Banking

Ladies and Gentlemen:

Aina Le’a, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions set forth herein (this “Agreement”) to issue and sell up to an aggregate of 2,000,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), to investors (collectively, the “Investors”) in a public offering (the “Offering”). The Offering will be conducted on a “best-efforts” 1,250,000 share ($17,187,500) minimum basis (the “Minimum Amount”); and on a 2,000,000 Share ($27,500,000) maximum basis (the “Maximum Amount”). The Company desires to engage Newbridge Securities Corporation as its exclusive placement agent (the “Placement Agent”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms the following agreements with the Placement Agent.

1.           Agreement to Act as Placement Agent.

(i)           On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company’s exclusive placement agent for the Offering, on a best efforts, 1,250,000 Share ($17,187,500) Minimum Amount and a 2,000,000 Share ($27,500,000) Maximum Amount basis.  The Company shall pay to the Placement Agent (i) upon execution of this Agreement, a non-refundable retainer fee in the amount of $25,000 (which $25,000 payment to the Placement Agent shall be made in immediately funds by wire transfer pursuant to wiring instructions provided to the Company by the Placement Agent), which $25,000 payment shall be offset against the Placement Fee (as defined below) payable to the Placement Agent at the Initial Closing (as defined below), and (ii) a fee (the “Placement Fee”) equal to 10% of the gross offering proceeds received from the sale of the Shares.  In addition, the Company shall reimburse the Placement Agent (or pay in advance at the request of the Placement Agent) for all reasonable expenses incurred (as and when incurred and/or requested) in connection with the Offering, up to, but not exceeding, the aggregate sum of $50,000; provided any expenses of the Placement Agent exceeding $1,000 shall require the prior written consent of the Company.  Upon the execution of this Agreement, the Company shall pay directly by wire transfer in immediately available funds pursuant to wiring instructions provided to the Company by legal counsel to the Placement Agent, to Gusrae Kaplan Nusbaum PLLC, the Placement Agent’s legal counsel, a non-refundable advance against its fee in the amount of $25,000; and the balance of its fees, not to exceed an additional $25,000, plus all of such counsel’s documented costs and expenses upon the initial closing of the Offering (the “Initial Closing”).  The Placement Agent makes no commitment to purchase or to arrange for the purchase of all or any of the Shares.  It is understood and agreed that the Placement Agent shall not and is under no obligation to purchase any Shares for its own account and that this Agreement does not create any partnership, joint venture or other similar relationship between the Placement Agent and the Company. The Placement Agent shall not be entitled to any compensation for any subscription that is not accepted or is rejected by the Company

Newbridge Securities Corporation
July 8, 2015

(ii)           In connection with the Offering, the Placement Agent shall form a syndicate of registered broker-dealers to assist with the Offering that shall include Buckman, Buckman & Reid, Inc., Great Point Capital LLC, Uhlmann Price Securities, LLC and such other broker-dealers as the Placement Agent shall determine.  The Placement Agent shall pay to each member of such syndicate out of the Placement Fee received from the Company a fee (the “Selling Fee”) equal to 70% of the Placement Fee permitted by the Financial Industry Regulatory Authority, Inc. (“FINRA”), subject to each such registered broker/dealer entering into a Selling Agreement with the Placement Agent containing such other standard terms and conditions as the Placement Agent shall determine, but solely resulting from any Shares sold to Investors by any such registered broker/dealer in the Offering.  The Placement Agent may negotiate a higher or lower Selling Fee with any registered broker/dealer, except for the three broker/dealers named above.

2.           Delivery and Payment.

(i)           At the Initial Closing and at all closings subsequent to the Initial Closing, including the final closing (the “Final Closing”) of the Offering (each a “Subsequent Closing,” and collectively, “Subsequent Closings,” with each of the Initial Closing, the Final Closing and each Subsequent Closing being a “Closing” and, collectively, the “Closings”), the Company shall pay to the Placement Agent and its legal counsel in immediately available funds by wire transfer pursuant to wiring instructions provided by such persons, directly from the escrow account (the “Escrow Account”), established pursuant to an escrow agreement by and among Signature Bank, the escrow agent for the Offering (the “Escrow Agent”), the Company and the Placement Agent, which escrow agreement shall be on terms and conditions reasonably satisfactory to the Placement Agent including, but not limited to, the requirement that no funds may be disbursed from the Escrow Account without the express written consent of the Company and the Placement Agent (the “Escrow Agreement”), based upon the aggregate dollar amount of Shares sold in each such particular Closing the following: (x) to the Placement Agent  (a) the Placement Fee, and (b) all Placement Agent expenses provided for herein (not previously paid and/or reimbursed by the Company), and (y) to legal counsel to the Placement Agent, the remaining legal fees and documented costs and expenses (not previously paid and/or reimbursed by the Company) of legal counsel to the Placement Agent at the Initial Closing. For the purposes of this Agreement, the date that each Closing occurs shall be a “Closing Date.”

(ii)           Each Investor shall subscribe for the Shares by completing and executing a Subscription Agreement in the form of Exhibit A attached hereto and any other required documentation as set forth in the Registration Statement and by delivering the completed and executed Subscription Agreement, along with payment, to the Escrow Agent, in accordance with the written instructions provided to the Placement Agent.  In the event that the Placement Agent receives any Subscription Agreement or payment in the form of a check, the Placement Agent shall, within two (2) Business Days (as defined below), transmit the Subscription Agreement and/or payment to the Escrow Agent.

(iii)           The Shares to be purchased by each Investor at each Closing shall be in definitive form and registered in such names as the Investors may request, shall be delivered on behalf of the Company to the Investors through the facilities of The Depository Trust Company (“DTC”) or a custodian designated by DTC for the account of each Investor. The delivery and payment shall be 10:00 a.m., New York City time, on each Closing Date or such other time as the Placement Agent and the Company may agree upon in writing. The net proceeds to be delivered to the Company on each Closing Date will be made against receipt of the Shares required to be issued on each Closing Date.

(iv)           Each Closing will occur and all documents to be delivered at each Closing by or on behalf of the parties hereto, will be delivered at the offices Gusrae Kaplan Nusbaum PLLC, counsel to the Placement Agent, at 120 Wall Street, 25th Floor, New York, NY 10005, or at such other place as the Company and Placement Agent may agree (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant hereto will be available for review by the parties hereto, including, but not limited to, all stock certificates representing Shares to be sold at the particular Closing, which Shares shall be free from all restrictive and /or other legends.  All actions taken at each Closing shall be deemed to have occurred simultaneously. For the purposes of this Section 2, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

Newbridge Securities Corporation
July 8, 2015

3.           Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

(i)           The Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-201722) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder, to register the Shares under the Act, which registration statement the Commission declared effective on May 14, 2015 (the “May 2015 Registration Statement”).  After the date hereof, the Company intends to file with the Commission one or more post-effective amendments to the May 2015 Registration Statement.  The term “Registration Statement” at any particular time means such registration statement in the form last filed with the Commission, including any amendment thereto, that in any case has not been superseded, amended, supplemented or modified. The term “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date.  As used in this Agreement:

(a)            “Applicable Time” means 10:00 a.m. (New York City time) on the date of this Agreement;

(b)           “Effective Date” means the date the May 2015 Registration Statement, as amended from time to time after the date hereof pursuant to one or more post-effective amendments threto, is declared effective by the Commission as evidenced by a Notice of Effectiveness of and issue by the Commission under the Act in accordance with the Rules and Regulations;

(c)           “Final Prospectus” means the final prospectus relating to the Offering of the Shares as filed by the Company with the Commission on or after the Effective Date after the date hereof pursuant to Rule 424(b) under the Act and as supplemented from time to time pursuant to the Rules and Regulations;

(d)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Offering listed on Schedule 1 hereto;

(e)           “Preliminary Prospectus” means any preliminary prospectus relating to the Offering included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act; and

(f)           “Disclosure Package” means, as of the Effective Date, the Final Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Effective Date.

(ii)            [Reserved]

(iii)           From the time of initial submission of the May 2015 Registration Statement with the Commission through the Applicable Time, the Company has been and is (i) an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”), and (ii) a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act.

(iv)           The Registration Statement, as of the date hereof conforms, and as of the Effective Date and each Closing Date will conform, in all material respects to the requirements of the Act and the Rules and Regulations.  The Final Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Act and on each Closing Date, will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(v)           The Registration Statement does not as of the date hereof and will not as of the Effective Date and each Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi)           The Final Prospectus will not as of the Effective Date and as of each Closing Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Newbridge Securities Corporation
July 8, 2015

(vii)           As of the date hereof, and on the Effective Date and on each Closing Date, there is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus and/or the Final Prospectus that has not been superseded or modified. The foregoing sentence does not apply to an Issuer Free Writing Prospectus that were not made explicitly by the Company or a director, officer or employee of the Company.

(viii)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Disclosure Package and the Final Prospectus. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, properties, financial position or results of operations of the Company (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto will be made available to the Placement Agent as soon as possible following the date hereof, and, except as disclosed in the Final Prospectus, no changes therein have be made subsequent to the date hereof and prior to the final Closing Date.

(ix)           The Company has no subsidiaries, nor does it own any interest in any entity.

(x)           The issued and outstanding shares of capital stock and other securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were issued in accordance with all applicable federal and state laws, rules and/or regulations and are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement as of the dates referred to therein except to the extent that the Final Prospectus reflects the Company’s capitalization on a post-offering basis. The descriptions of the Shares and the Common Stock in the Registration Statement are, and in any Disclosure Package or the Final Prospectus will be, complete and accurate in all material respects. Except as set forth in the Registration Statement, the Company does not have outstanding any options or warrants to purchase, or any rights to subscribe for or to purchase, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments (oral or otherwise) to issue or sell, any shares of capital stock or other securities.

(xi)           The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(xii)           The issuance and sale by the Company of the Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with the Subscription Agreements, will be duly and validly issued, fully paid and nonassessable and each Investor will acquire good, valid and exclusive title to the Shares purchased by such Investor, in each case free and clear of all liens, encumbrances, pre-emptive rights, subscription rights, other rights to purchase voting or transfer restriction and/or similar claims. The Shares, when issued, will conform in all material respects to the description thereof set forth in the Final Prospectus.

(xiii)           The financial statements and the related notes and schedules, if any, thereto included any Disclosure Package or in the Registration Statement and to be included the Final Prospectus present fairly, in all material respects, the financial condition of the Company as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”) and comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein. No other financial statements or schedules of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement, the Disclosure Package and the Final Prospectus. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

Newbridge Securities Corporation
July 8, 2015

(xiv)           Macias Gini & O’Connell LLP (the “Auditors”), whose report on the financial statements and schedules of the Company described in Section 3(xiii) is included in the Registration Statement and will be included in the Final Prospectus and the Disclosure Package, is, and during the periods covered by its report, was (i) an independent public accounting firm within the meaning of the Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, as amended (the “SOX”)), and (iii) to the Company’s knowledge, not in violation of the auditor independence requirements of the SOX. The Auditor has not been engaged by the Company at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(xv)           The Company has never been and is not an “ineligible issuer,” as defined under Rule 405 under the Act, and the Company has paid to the Commission the registration fee for the Offering as required under the Act or will pay such fees within the time period required by the Act.

(xvi)           Except as disclosed in the Registration Statement, the Company is, and at each Closing Date will be, in compliance with all provisions of the SOX that are applicable to it at such time. Except as disclosed in the Registration Statement, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures (as defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), internal controls over accounting matters and financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such Internal Controls are effective. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, other than any corrective actions with regard to significant deficiencies and material weaknesses described in the Registration Statement, any Disclosure Package and the Final Prospectus.

(xvii)           Since the date of the most recent financial statements of the Company included in the Registration Statement, other than as disclosed in the Registration Statement, (a) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, financial position or results of operations of the Company (a “Material Adverse Change”) and (b) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, any Disclosure Package and the Final Prospectus.

(xviii)           Since the date as of which information is given in the Registration Statement, except as described and contemplated by the Registration Statement, the Company has not entered or will before any Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company.

(xix)           The Company is not, nor upon completion of the transactions contemplated herein will it be (a) an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

Newbridge Securities Corporation
July 8, 2015

(xx)           Except as may be disclosed in the Registration Statement, there are no material legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any material legal, governmental or regulatory investigations, to which the Company is a party or to which any property of the Company is the subject and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(xxi)           The Company has made all filings, applications and submissions required by, and owns or possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Registration Statement, Disclosure Package or Final Prospectus (collectively, “Permits”), except those that would not be reasonably expected to result in a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits. Except as would not reasonably be expected to result in a Material Adverse Change, all such Permits are valid and in full force and effect.  The Company has not received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Change. Except as may be required under the Act and state and foreign Blue Sky laws or the rules and regulations of FINRA or the NASDAQ Stock Market (“Nasdaq”), no other Permits are required of the Company for the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued and sold by the Company hereunder. The Company is not in violation of any provision of its organizational or governing documents.

(xxii)           All consents, authorizations, approvals and orders required, in connection with this Agreement have been obtained.

(xxiii)           Neither the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein or in the Registration Statement, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach and/or violation of, any of the terms and provisions of, or has constituted or will constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or to which any of its property or assets is subject, (a) result in any violation of the provisions of the charter or by-laws of the Company, or (b) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, other than with respect to clause (a) above, such conflicts, breaches, defaults, or violations as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxiv)           There is no document or agreement of a character required to be described in the Registration Statement, Disclosure Package and the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.  All such agreements to which the Company is a party have been authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(xxv)           Neither the Company, nor any of its directors, officers, affiliates or controlling persons, have taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

Newbridge Securities Corporation
July 8, 2015

(xxvi)           No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement except for such rights as have been waived or as are described in the Registration Statement, Disclosure Package and the Final Prospectus.

(xxvii)                      The business and operations of the Company have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans or authorizations relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company has not received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, material liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(xxviii)                      Except as disclosed in the Registration Statement, Disclosure Package and the Final Prospectus, (a) the Company owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service marks, trademarks, copyrights and now-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as currently conducted or proposed to be conducted (collectively, the “Intellectual Property”) except where the failure to own such Intellectual Property would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (b) (1) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Registration Statement that would preclude the Company from conducting its business as currently conducted or proposed to be conducted and would be reasonably expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company under valid written license agreements which have been made available to the Placement Agent; (2) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (3) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company; (4) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than non-material actions, suits, proceedings and claims; and (5) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the activities infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(xxix)           Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company (a) has timely filed all Federal, state, local and foreign tax returns that are required to be filed by the Company through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (b) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (1) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (2) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company which could have, individually or in the aggregate, a Material Adverse Effect.

Newbridge Securities Corporation
July 8, 2015

(xxx)           On each Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(xxxi)           The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)                      Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiii)                      Except as disclosed in the Registration Statement, there are no affiliations with FINRA among the Company’s directors, officers or, to the knowledge of the Company, any five (5%) percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date with the Commission of the Registration Statement.

(xxxiv)                      Except as described in the Registration Statement, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee, origination fee or otherwise, in connection with and/or related to any such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii)  any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to (i) the filing date of the Registration Statement with the Commission, and (ii) the Effective Date, other than any payments to the Placement Agent as provided hereunder.

(xxxv)           None of the proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, or any other person as a finder’s fee, consulting fee, origination fee or otherwise in consideration of such person raising capital for the Company or introducing to the Company persons who raised capital for the Company, except as specifically authorized herein.

(xxxvi)                      Except as disclosed in the Registration Statement, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. Except as disclosed in the Registration Statement, the Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described in the that is not so described.

Newbridge Securities Corporation
July 8, 2015

(xxxvii)                      The Company is in compliance in all material respects with all presently aplilcable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 aor 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the lsos of such qualification, in each case, except as would not result in a Material Adverse Effect.

(xxxviii)                      [Reserved]

(xxxix)                         [Reserved].

(xl)           The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by its which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except as described in the Registration Statement or which (i) do not materially interfere with the use made and proposed to be made of the property by the Company and any of its Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases.

(xli)           The Company has no employees.

(xlii)           The Final Prospectus to be delivered by the Company to the Placement Agent for use in connection with the sale of the Shares pursuant to this Agreement will be identical in all material respects to the versions of the Final Prospectus transmitted to the Commission for filing via EDGAR.

(xliii)           There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied or as described in the Final Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or other equity interests of the Company, or any agreement or arrangement between the Company and any of the Company’s stockholders, or to the Company’s knowledge, between or among any of the Company’s stockholders which grant special rights with respect to any shares of the Company’s capital stock or which would in any way affect the ability or right of a holder of any of the Shares to alienate freely or vote such Shares.

(xliv)           [Reserved].

(xlv)           Other than any Preliminary Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication,” as defined in Rule 405 under the Act (“Rule 405”), that constitutes an offer to sell or a solicitation of an offer to buy the Shares.

(xlvi)           The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined below) and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  The Company has not distributed any Written Testing-the-Waters Communications (as defined below). “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

Newbridge Securities Corporation
July 8, 2015

(xlvii)           Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission, and at the time such document became effective and on each Closing Date, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  All documents incorporated or deemed to be incorporated by reference in the Registration Statement were permitted under the Commissions laws, rules and regulations to be incorporated by reference.

(xlviii)         [Reserved]

(xlix)           [Reserved].

(l)           The minute books of the Company will be made available upon request by the Placement Agent or counsel for the Placement Agent, and such books (a) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Company since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement, and (b) accurately in all material respects reflect all transactions referred to in such minutes.

(li)           No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company or any of their affiliates on the other hand, which is required to be described in the Registration Statement and which has not been so described.

(lii)           The Company is not in violation of any applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to their businesses (“Environmental Laws”); owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.  The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(liii)           [Reserved].

(liv)           The Company maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of each Closing Date. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has not been denied any material insurance policy or coverage for which it has applied. The Company insure any material risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities.

(lv)           Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

Newbridge Securities Corporation
July 8, 2015

(lvi)           [Reserved].

(lvii)           The Company has no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, at the time it was made or upon any reaffirmation thereof by the Company, was false or misleading in any respect.

(lviii)           Neither the Company nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(lix)           [Reserved].

(lx)           Any statistical, industry-related or market-related data included in the Registration Statement are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(lxi)           The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(lxii)           The Company has and as of each Closing Date will have filed in a timely manner all reports required to be filed by it pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company has and as of each Closing Date will have filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act.

(lxiii)           No approval of the stockholders of the Company under the rules and regulations of Nasdaq is required for the Company to issue and deliver the Shares.

(lxiv)           [Reserved].

(lxv)           The Company has not provided and has not authorized any other person to act on its behalf to provide any prospective purchaser of Shares or its respective agents or counsel with any information about the Company that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement.

(lxvi)           Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

(lxvii)           [Reserved].

Newbridge Securities Corporation
July 8, 2015

(lxviii)                      Other than any Preliminary Prospectus and the Final Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication,” as defined in Rule 405, that constitutes an offer to sell or a solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule II hereto and other written communications approved in advance by the Placement Agent.

(lxix)           All information provided by the Company in its FINRA questionnaire to Placement Agent’s counsel specifically for use by the Placement Agent’s in connection with its Public Offering System filings (and related disclosure) with FINRA relating to the Offering is true, correct and complete in all respects.

(lxx)           [Reserved]
.
(lxxi)           Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with the prior, concurrent and/or planned future offerings by the Company for purposes of the Act that would require the registration of any such securities under the Act.

4.           Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(i)           The Company will file each Preliminary Prospectus and the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Act. The Company has complied and will comply with Rule 433.

(ii)           The Company will not, during such period as the Final Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the Offering (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the Final Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(iii)           The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing, (a) when any post-effective amendment to the Registration Statement becomes effective; (b) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Final Prospectus or any Issuer Free Writing Prospectus or for additional information; (c) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (d) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Final Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Final Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (e) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Placement Agent, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A under the Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

Newbridge Securities Corporation
July 8, 2015

(iv)           If, at any time when the Final Prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company becomes aware of the occurrence of any event as a result of which the Final Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Final Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by the Placement Agent, and the Placement Agent agrees to provide to each Investor, prior to the applicable Closing, a copy of the Final Prospectus and any amendments or supplements thereto.

(v)           The Company will furnish to the Placement Agent and its counsel, without charge (a) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.

(vi)           The Company will comply with all the undertakings contained in the Registration Statement.

(vii)           The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Prospectus under the caption “Use of Proceeds.”

(viii)           The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares and will use its best efforts to ensure no other person does any of the above.
(ix)           The Company will notify promptly the Placement Agent if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the period when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act).

(x)           As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(xi)           The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Placement Agent designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Shares for sale shall not include the obligation to register the Shares in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Shares  in any jurisdiction where it is not now so subject.

Newbridge Securities Corporation
July 8, 2015

(xii)           For a period of three (3) years from the Final Closing, the Company will furnish to the Placement Agent as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Placement Agent (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Placement Agent may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Placement Agent.

(xiii)           The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Placement Agent, it will not, for a period commencing on the date hereof and terminating on the date of one hundred eighty calendar days (180) following the Final Closing (the “Lock-Up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (b) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (a), (b) or (c) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise0 The restrictions contained in this Section 4(xiii) shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date hereof, hereafter issued pursuant to the Company’s currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which the Placement Agent has been advised in writing or which have been filed with the Commission or (b) the issuance by the Company of stock options or shares of capital stock of the Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or arrangements of the Company.

(xiv)           The Company will cause each of its officers and directors and 5% or greater shareholders to execute and deliver to the Placement Agent, on or prior to the date of the initial closing, and agreement substantially in the form attached hereto as Exhibit B (the “Lock-Up Agreement”).

(xv)           The Company will promptly notify the Placement Agent if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the distribution of the Shares.

(xvi)           For a period of two (2) years following the Final Closing, the Company shall maintain the registration of the shares of Common Stock under the Exchange Act.  During such two (2) year period, the Company shall not deregister the shares of Common Stock under the Exchange Act without the prior written consent of the Placement Agent.

(xvii)           For a period of two (2) years after the date of the Final Closing, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the three fiscal quarters immediately preceding the announcement of any quarterly financial information.

(xviii)           The Company shall maintain the listing of its shares of Common Stock on Nasdaq for at least two (2) years from the Final Closing.

(xix)           For a period of two (2) years after the Final Closing, the Company shall retain a transfer agent and registrar acceptable to the Placement Agent (the “Transfer Agent”).

Newbridge Securities Corporation
July 8, 2015

(xx)           For a period of two (2) years from the Final Closing, the Company shall file on a timely basis all quarterly, annual and all other reports and filings required by it under the Securities Act and the Exchange Act.

(xxi)           For a period of two (2) years from the Final Closing, the Company shall take all actions to ensure its Common Stock remains DTC Eligible.

5.           Agreements of the Placement Agent. The Placement Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405 under the Act) used or referred to by such Placement Agent without the prior written consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” (as defined in Rule 433 under the Act) used in this Section 5 shall not be deemed to include information prepared by the Placement Agent on the basis of or derived from issuer information.

6.           Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, in addition to any other fees and expenses required elsewhere herein, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery ( including, but not limited to, all printing and engraving costs), of the certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Final Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares, (iv) all fees and expenses in connection with FINRA, including, but not limited to, the filing fees of the Placement Agent relating to the FINRA Corporate Finance Rules, (v) fees, disbursements and other charges of counsel to the Company, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company, (vii) the fees and expenses of the Escrow Agent as and when required by the Escrow Agent Agreement, (viii) all fees and expenses including, but not limited to, filing fees required in connection with the Company’s application to list the shares of Common Stock on the Nasdaq, (ix) all fees and expenses of the Company’s legal counsel, independent public or certified accountants and other advisors, (x) all filing fees, attorney’s fees and expenses incurred by the Company or the Placement Agent, in connection with qualifying or registering (or obtaining exemptions from the qualifications or registration of) all or any parts of the Shares, under the state securities or blue-sky laws, and if requested by the Placement Agent, preparing and printing a “Blue Sky Survey” or memorandum, any supplements thereto, advising of such qualifications, registrations and exemptions, (xi) the cost of two (2) tombstone advertisements in the New York Times and/or Wall Street Journal, which Tombstones shall name the Placement Agent as the “Exclusive Placement Agent and Sole Book Runner” for the Offering, and (xii) the costs associated with bound volumes of the Offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee shall provide within a reasonable time after the Closing Date in such quantities as the Placement Agent may reasonably request.

7.           Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder, including, but not limited to, to effectuate the Initial Closing and all Subsequent Closings, will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and each Closing Date (as though made on each Closing Date), to the timely performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

Newbridge Securities Corporation
July 8, 2015

(i)           (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities, and (d) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent.

(ii)           Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Final Prospectus and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Final Prospectus, if in the reasonable judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii)           Since the respective dates as of which information is given in the Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agent, would reasonably be expected to have a Material Adverse Change.

(iv)            From the date hereof through and including the Final Closing, there shall not have occurred any of the following:  (I) trading in securities generally shall have been suspended on or by the New York Stock Exchange, Nasdaq or the NYSE MKT LLC, (II) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (III) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (IV) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States or elsewhere of a national emergency or war, (V) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (IV) or (V), in the judgment of the Placement Agent, is material and adverse and makes it impractical or inadvisable to proceed with the Offering on the terms and in the manner contemplated by this Agreement, the Registration Statement and the Final Prospectus.

(v)           At the Initial Closing, the Placement Agent shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, from the Auditor (a) confirming that it is an independent public accountant with respect to the Company within the meaning of the Act, and (b) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Placement Agent, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standards No. 100 (or successor bulletins), in connection with registered public offerings.

Newbridge Securities Corporation
July 8, 2015

(vi)           At each Subsequent Closing, the Placement Agent shall have received from the Auditor a letter (the “Bring-Down Letter”), dated as of such particular Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, (a) confirming that it is an independent public accountant with respect to the Company within the meaning of the Act, (b) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter, and (c) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(vii)           The Final Prospectus shall have been filed with the Commission in accordance with the Act and this Agreement.

(viii)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect the business or operations of the Company.

(ix)           Subsequent to the date of the latest audited financial statements included in the Registration Statement (a) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Final Prospectus and/or (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Final Prospectus, the effect of which, in any such case described in clause (a) or (b) of this subsection (ix), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Final Prospectus.

(x)           Each of the representations and warranties of the Company contained herein shall be true and correct when made on and as of the Closing Date, as if made and on such date (except that (a) those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date and (b) those representations and warranties which are, by their express terms, qualified by materiality or a Material Adverse Effect, shall be true and correct as so qualified), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

Newbridge Securities Corporation
July 8, 2015

(xi)           The Representative shall have received from Greenberg Traurig, LLP, counsel to the Company, such counsel’s written opinion, addressed to the Placement Agent and dated as of the particular Closing Date, in form and substance reasonably satisfactory to the Placement Agent and its counsel.  Such counsel to the Company shall also have furnished to the Placement Agent a written statement (“Negative Assurances”).  The Placement Agreement shall also receive a legal opinion from a law firm who is, and which opinion is in form and substance, reasonably acceptable to the Placment Agent and its legal counsel, addressed to the Placement Agent and dated as of the particular Closing Date regarding, among other related items, the Company’s ownership of its real property and/or leasing of real property, lack of liens and related clouds on title on the Company’s such property, ownership, and rights to use such property to effectuate its proposed business as described in each Preliminary Prospectus the Final Prospectus, such property having all all permits, consents, licenses and zoning compliance related items under all local law to effectuate the Company’s proposed business as provided in each Preliminary Prospectus and the Final Prospectus and such other related items that the Placement Agent and its counsel reasonably deem necessary.

(xii)           The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated as of each Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that:

a.     each of the representations, warranties and agreements of the Company contained in this Agreement were true and correct when originally made and are true and correct as of the particular Closing Date, as the case may be, as if made on each such date (except that (i) those representations and warranties that address matters only as of a particular date remain true and correct as of each such date and (ii) those representations and warranties which are, by their express terms, qualified by materiality or a Material Adverse Effect, shall be true and correct as so qualified); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

b.     no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

c.     the Registration Statement and each amendment thereto, and as of the date of this Agreement and as of each Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any Issuer Free Writing Prospectus as of its date and as of each Closing Date, the Final Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

d.     no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Final Prospectus in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Final Prospectus, in the light of the circumstances in which they were made.

(xiii)           The Shares shall have been approved for listing on the Nasdaq, subject only to official notice of issuance and adequate distribution.

Newbridge Securities Corporation
July 8, 2015

(xiv)           The Escrow Agent shall have received subscriptions for Shares in at least the Minimum Amount and full payment in immediately avabilable funds for such Shares shall have been deposited into the Escrow Account.

(xv)           The Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested.

(xvi)           [reserved]

(xvii)           The shares of Common Stock shall have been registered as a class under the Exchange Act as a result of the Commission declaring the Company’s Registration Statement on Form 8-A effective.

(xviii)           The Company and its Common Stock, including all of the Shares, shall be DTC eligible.

(xix)           The Placement Agent shall have received clearance from FINRA as to the Placement Agent’s compensation in connection with the Offering.

(xx)           The Placement Agent shall have completed all of its due diligence and the results thereof shall be satisfactory to the Placement Agent in its sole discretion.

(xxi)           The Placement Agent shall have received all such other items, including, but not limited to, all documents, agreements, certificates, opinions, instruments, and consents, and its legal counsel reasonably requests.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.           Indemnification.

(i)           The Company will indemnify and hold harmless the Placement Agent, selected dealers and their partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Placement Agent or selected dealers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Preliminary Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in light of the circumstances in which they were made, and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Company Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company through the Placement Agent by or on behalf of the Placement Agent specifically for use therein, it being understood and agreed that the only such information furnished through the Placement Agent by or on behalf of the Placement Agent consists of the information described as such in the last sentence of subsection (ii) below.

Newbridge Securities Corporation
July 8, 2015

(ii)           The Placement Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein it being understood and agreed that the only such information furnished by or on behalf of the Placement Agent or their representatives consists of the following information (the “Placement Agent’s Information”) in the Prospectus: Paragraph [-] under the caption “Plan of Distribution.”

(iii)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (i) or (ii) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (i) or (ii) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(iii) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) reasonably acceptable to the indemnifying party, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (b) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (c) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (d) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties (in addition to local counsel). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (a) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (b) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

Newbridge Securities Corporation
July 8, 2015

(iv)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (i) or (ii) above (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Shares or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting Placement Agent Fees) received by the Company bear to the total underwriting discounts and commissions received by the Placement Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (iv). Notwithstanding the provisions of this subsection (iv), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by Placement Agent and distributed to the public were offered to the public exceeds the amount of any damages which Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.           Termination.

(i)           The Placement Agent shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing, without liability on the part of the Placement Agent to the Company, if (a) prior to delivery and payment for any Shares (I) trading in securities generally shall have been suspended on or by the New York Stock Exchange, or the NYSE MKT LLC, (II) trading in any of the securities of the Company shall have been suspended on any exchange, in the over-the-counter market or by the Commission, (III) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (IV) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, (V) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (IV) or (V), in the judgment of the Placement Agent, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of such Shares on the terms and in the manner contemplated by this Agreement, the Registration Statement and the Final Prospectus, (b) since the time of execution of this Agreement there has been any Material Adverse Change; (c) the Company shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, or than by reason of a default by the Placement Agent, or (d) any condition to the Placement Agent’s obligations hereunder is not fulfilled in any material respect (except to the extent the Placement Agent shall have waived such condition). For purposes of clarification, if the Initial Closing has  not occurred by the date thirty (30) days from the date the Placement Agent informs the Company that all of the conditions set forth in Section 7 and other necessary conditions in order for the Placement Agreement to commence the Offering have been satisfied, and any such conditions not satisfied have been waived by the Placement Agent in writing (the “Non-Extended Initial Period”), subject to the right of the Company and the Placement Agent to extend the Non-Extended Initial Period one or more times to the date or dates so agreed to in writing by the Company and the Placement Agent (the last day of the Non-Extended Initial Period, or if the Non-Extended Offering Period is extended as provided in this Section 9, the last day that the Non-Extended Initial Period is extended to by the Company and the Placement Agreement, shall be referred to as the “Last Date of the Initial Term,” and the period commencing on the date hereof up to and including the Last Date of the Initial Term, shall be referred to as “Initial Term”), this Agreement will automatically expire and terminate without any further action required by the parties hereto; provided, however, if the Initial Closing has occurred on or prior to the Last Date of the Initial Term, the Company and the Placement Agent may elect to continue the Offering to one or more times to such date or dates as agreed to in writing by the Company and the Placement Agent to a final date not later than sixty (60) days following the Last Date of the Initial Term (such final date shall be referred to as the “Last Day of the Offering,” and the period commencing on the date hereof through and including the later occur of (i) the Last Day of the Initial Term, and (ii) the Last Day of the Offering, shall hereinafter be referred to as the “Term”).

Newbridge Securities Corporation
July 8, 2015

(ii)           If this Agreement is terminated in accordance with Section 9(i) or the purchase of the Shares pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Placement Agent for all actual and accountable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the Offering of the Shares, all subject to, and to the extent provided, elsewhere herein and the Company will have no further obligation or liability hereunder except as set forth in Sections 8 and 9 hereof, and the Placement Agent will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

10.           Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company at the office of the Company, 69-201 Waikoloa Beach Drive, #2617, Waikoloa, Hawaii  96738, Attention:  Mr. Robert J. Wessels, Chief Executive Officer, Email: bob@ainalea.com, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, Attention Raymond A. Lee, Esq., Email: leer@gtlaw.com; Fax: (49) 732-6501, or (ii) if to the Placement Agent, at the office of the Placement Agent at 5200 Town Center Circle, Tower 1, Suite 306, Boca Raton, Florida  33486, Attention: Bruce Jordan, Managing Director – Investment Banking, with a copy (which shall not constitute notice) to: Gusrae Kaplan Nusbuam PLLC, 120 Wall Street, 25th Floor, New York, NY 10005, Attention: Lawrence G. Nusbaum, Esq., Email: LNusbaum@gusraekaplan.com; Fax: (212)809-5449.  Any such notice shall be effective only upon receipt. Any notice made by facsimile or e-mail shall be subsequently confirmed in writing.

11.           Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 8 hereof and (b) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.           Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company, and their respective successors and legal assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase. Notwithstanding anything to the contrary provided herein or elsewhere, the Company shall have no right to directly and/or indirectly assign any of its obligations hereunder.

13.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (i) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (ii) the price and other terms of the Shares set forth in this Agreement were established by the Company and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iii) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship whether or not it represents any entity which competes with the business of the Company; (iv) it has been advised that, the Placement Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of itself and not on behalf of the Company; and (v) the Company waives to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

Newbridge Securities Corporation
July 8, 2015

14.           Applicable Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

15.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.           Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

17.           Offering Period; Exclusivity. Notwithstanding anything to the contrary provided herein or elsewhere, Placement Agent shall have the sole right to act as placement agent and/or underwriter for the Offering commencing on the date hereof and terminating on the later to occur of (i) the Final Closing Date, (ii) any termination of the Offering pursuant to the terms of this Agreement, and (iii)  sixty (60) days following the date the final post-effective amendment is declared effective by the SEC (the “Offering Period”) and in the event that at any time during the Offering Period, the Company employs and/or pays any person in connection with the sale of any Shares in the Offering other than the Placement Agent, the Placement Agent shall be entitled to all fees and expenses it would have received had it sold such Shares in the Offering.

[SIGNATURE PAGE FOLLOWS]

Newbridge Securities Corporation
July 8, 2015

If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Placement Agent and the Company.

Very truly yours, AINA LE’A, INC.

By:	/s/ Robert J. Wessels
Name: Robert J. Wessels
Title: Chief Executive Officer

Accepted as of the date hereof:

NEWBRIDGE SECURITIES CORPORATION

By:           /s/ Bruce Jordan 07-09-2015
Name:   Bruce Jordan
Title:      Managing Director – Investment Banking

EXHIBIT A

AINA LE’A, INC.

SUBSCRIPTION AGREEMENT

The undersigned (the “Investor”) hereby confirms its agreement with Aina Le’a, Inc., a Delaware corporation (the “Company”), as follows:

1.           This Subscription Agreement, including the Terms and Conditions for Purchase of Securities attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Investor.

2.           The Company has authorized the sale and issuance to certain investors of a minimum of 1,250,000 and up to a maximum of 2,000,0000 authorized and unissued shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), at an initial public offering price of $13.75 per Share (the “Purchase Price”).

3.           The offering and sale of the Shares (the “Offering”) are being made pursuant to (1) an effective Registration Statement on Form S-1, File No. 333-201722 (as amended and supplemented including, but not limited to, by Post Effective No. 1 declared to be effective by the Commission (as defined below), on ____________, 2015, collectively, the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), and by the Company with the U.S. Securities and Exchange Commission (the “Commission”) (including the preliminary prospectus dated July 30, 2015 contained therein (the “Preliminary Prospectus”)), and (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act), that have been filed with the Commission and delivered to the Investor on or prior to the date hereof (the “Issuer Free Writing Prospectus”), containing certain supplemental information regarding the Shares, the terms of the Offering and the Company and (3) a final prospectus (the “Prospectus”) that has been or will be filed with the Commission and delivered to the Investor (or made available to the Investor by the filing by the Company of an electronic version thereof with the Commission).

4.           The Company and the Investor agree that at the Closing (as defined in Section 3.1 of Annex I), the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares set forth below for the aggregate Purchase Price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Securities attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the Placement Agent (the “Placement Agent”) named in the Prospectus.

5.           The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[ ]	A.
Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by DTC, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction.  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)
DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ESCROW ACCOUNT:

Bank Name:
ABA Number:
A/C Name:
A/C Number:
FBO: Investor Name:
Social Security Number or Employer Identification Number:

—OR—

[ ]	B.
Delivery versus payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Newbridge Securities Corporation (the “Placement Agent”) identified by the Investor; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, provided, that not later than the date that is one (1) business day prior to the Closing Date, payment shall be made by the Placement Agent by wire transfer to an Escrow Account).  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY AGENT OF THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)
CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT THE PLACEMENT AGENT TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.           The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the Commission) of which the Investor is a part in connection with the Offering, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.  Exceptions:

(If no exceptions, write “none.”  If left blank, response will be deemed to be “none.”)

7.           The Investor represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Preliminary Prospectus which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any free writing prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.  The Investor acknowledges that, prior to the delivery of this Agreement to the Company, the Investor will receive certain additional information regarding the Offering, including pricing information (the “Offering Information”).  Such information may be provided to the Investor by any means permitted under the Securities Act, including the Prospectus, a free writing prospectus and oral communications.

8.           No offer by the Investor to buy Shares will be accepted and no part of the Purchase Price will be delivered to the Company until the Investor has received the Offering Information and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Investor has been delivered the Offering Information and this Agreement is accepted and countersigned by or on behalf of the Company.

Number of Shares:  _________________________

Purchase Price per Share:  $__________________

Aggregate Purchase Price: $__________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: __________, 2015

INVESTOR

By:                      ______________________________

Print Name:        ______________________________

Title:                   ______________________________

Address:            ______________________________
                               ______________________________

Agreed and Accepted

this ____ day of ________, 2015:

AINA LE’A, INC.

By:     ____________________________________

Name:  ____________________________

Title:    ____________________________

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1.           Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.           Agreement to Sell and Purchase the Shares; Placement Agent.

2.1           At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Subscription Agreement to which these Terms and Conditions for Purchase of Securities are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with all other investors in the Offering (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Subscription Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           Investor acknowledges that the Company has agreed to pay Newbridge Securities Corporation (the “Placement Agent”) a fee (the “Placement Agent Fee”) and to reimburse the Placement Agent for certain expenses in respect of the sale of the Shares to the Investor, all as set forth in the Preliminary Prospectus and the Prospectus.

2.4           The Company has entered into a Placement Agency Agreement, dated July 9, 2015, hereof (the “Placement Agent Agreement”), with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.

3.           Closings and Delivery of the Securities and Funds.

3.1           Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent, in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause West Coast Stock Transfer, the Company’s “Transfer Agent,” to deliver to the Investor the number of Shares purchased by the Investor as set forth on the Signature Page of the Subscription Agreement registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor, and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2           Conditions to the Obligations of the Parties.

(a)           Conditions to the Company’s Obligations.  The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price in cleared funds for the Shares being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date, all as set forth in this Annex I and in the Subscription Agreement to which it is attached.

(b)           Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agent Agreement, and to the condition that the Placement Agent has determined that the conditions to the closing in the Placement Agent Agreement and Prospectus have been satisfied.  The Investor’s obligations are expressly not conditioned on the purchase by any Other Investor of the Shares that such Other Investor has agreed to purchase from the Company, but are explicitly conditioned on the purchase by Investors and sale by the Company of not less than 1,250,000 Shares in the Offering.

3.3           Delivery of Funds.

(a)           DWAC Delivery.  If the Investor elects to settle the Shares purchased by such Investor through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the following Escrow Account designated by the Company:

Bank Name:
ABA Number:
A/C Name:
A/C Number:
FBO: Investor Name:
Social Security Number or Employer Identification Number:

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at the Placement Agent to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.4           Delivery of Shares.

(a)           DWAC Delivery.  If the Investor elects to settle the Shares purchased by such Investor through DTC’s DWAC delivery system, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares.  Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent.  Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)           Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify the Placement Agent of the account or accounts at the Placement Agent to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor through DTC directly to the account(s) at the Placement Agent identified by Investor.  Upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the Investor, and simultaneously therewith payment shall be made by the Placement Agent by wire transfer to the Company.

4.           Representations, Warranties and Covenants of the Investor.

The Investor acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agent that:

4.1           The Investor (a) has answered all questions in this Subscription Agreement, including this Annex I and the Investor Questionnaire in Exhibit A, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (b) in connection with its decision to purchase the Shares set forth in the Subscription Agreement, has received and is relying only upon the Disclosure Package and the documents incorporated by reference therein and the Offering Information.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required, (b) if the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense and (c) the Placement Agent is not authorized to make and has not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Preliminary Prospectus, the Prospectus or any free writing prospectus.

4.3           (a) The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may violate the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Investor understands that nothing in this Agreement, the Preliminary Prospectus, the Disclosure Package, the Offering Information, the Prospectus or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

5.           Survival of Representations, Warranties and Agreements; Third Party Beneficiary.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares and the payment therefor.  The Placement Agent shall be a third party beneficiary with respect to the representations, warranties and agreements of the Investor in Section 4 hereof.

6.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

(a) (b)
if to the Company, to:

AINA LE’A, INC.
69-201 Waikola Beach Drive #2617
Waikoba, HI 96738
Facsimile:  (808) 443-0145
Attention:  Robert J. Wessels, President and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
3161 Michelson, Suite 1000
Irvine, CA 92612
Facsimile:  (949) 732-6501
Attention:  Raymond A Lee, Esq.

Newbridge Securities Corporation
5200 Town Center Circle
Tower I, Suite 306
Boca Raton, FL 33486
Facsimile: (561) 229-1531
Attention:  Bruce Jordan, Head of Investment Banking

with a copy (which shall not constitute notice) to each of:

Gusrae Kaplan Nusbaum PLLC
120 Wall Street (25th Floor)
New York, NY 10005
Facsimile: (212) 809-5449
Attention: Lawrence G. Nusbaum, Esq.

if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.           Governing Law.  This release shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to releases among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto expressly and irrevocably (1) agrees that any legal suit, action or proceeding arising out of or relating to this release will be instituted exclusively in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (2) waives any objection they may have now or hereafter to the venue of any such suit, action or proceeding; and (3) consents to the in personam jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS RELEASE OR ANY DOCUMENT OR RELEASE CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

11.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Investor acknowledge and agree that the Company shall deliver its counterpart to the Investor along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).

12.           Confirmation of Sale.  The Investor acknowledges and agrees that such Investor’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Shares to such Investor.

13.           Termination.  In the event that the Placement Agent Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

AINA LE’A, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

Lock-up Agreement

July __, 2015

Newbridge Securities Corporation
5200 Town Center Circle
Tower 1, Suite 306
Boca Raton, FL 33486

Re:    Proposed Public Offering by Aina Le’a, Inc.

Dear Sirs:

The undersigned, an officer and/or director and/or 5% holder of Aina Le’a, Inc., a Delaware corporation (the “Company”), understands that Newbridge Securities Corporation (the “Placement Agent”) proposes to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) with the Company, providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director and/or 5% holder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Placement Agent that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Placement Agency Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Placement Agent directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Placement Agent, provided that (1) the Placement Agent receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) such transfers is not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfer:

(i)	as a bona fide gift or gifts;

(ii)
to any immediate family member, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or any of their respective successors upon death (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)
as part of any net or cashless exercise of stock options or vesting, delivery or settlement of restricted shares, restricted stock units or other awards granted pursuant to any of the Company’s equity incentive plans in effect as of the date of the Placement Agency Agreement; or

(iv)	to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent.

In addition, nothing in this agreement shall prohibit the undersigned from establishing a Rule 10b5-1 trading plan during the Lock-Up Period so long as (1) no transactions under such plan are made until after the expiration of the Lock-Up Period and (2) no public disclosure of such plan shall be required or voluntarily made until after the expiration of the Lock-Up Period.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

Notwithstanding any other provision contained herein, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Lock-Up Securities pursuant to a tender offer for securities of the Company or any other transaction, including, without limitation, a merger, consolidation or other business combination, involving a change of control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Lock-Up Securities in connection with any such transaction, or vote any Lock-Up Securities in favor of any such transaction); provided that all Lock-Up Securities subject to this agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this agreement; and, provided, further, that it shall be a condition to transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any Lock-Up Securities subject to his agreement shall remain subject to the restrictions herein.

Notwithstanding anything to the contrary contained herein, this agreement will terminate automatically upon the termination of the Placement Agency Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

The undersigned understands that the Company and the Placement Agent are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

If not signing in an individual capacity:

Exact Name of Authorized Signatory

Title

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)